UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2021

MARQETA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40465	27-4306690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Grand Avenue, 6th Floor
Oakland, California 94612
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (888) 462-7738
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MQ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On November 10, 2021, Marqeta, Inc. ('Marqeta" or the "Company") issued a press release announcing its financial results for the quarter ended September 30, 2021. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2021, the Board of Directors of the Company appointed Vidya Peters as Chief Operating Officer, effective as of November 10, 2021. Ms. Peters will also continue to serve as the Company’s interim Chief Product Officer.

As previously disclosed, Ms. Peters has served as the Company’s Chief Marketing Officer since September 2019 and as the interim Chief Product Officer since August 2021. Prior to joining Marqeta, Ms. Peters served as the Chief Marketing Officer of MuleSoft, Inc., an enterprise software company, from December 2017 to September 2019 and Vice President of Corporate Marketing from August 2015 to December 2017. Prior to MuleSoft, Ms. Peters held various roles at Intuit Inc., a global financial platform company, from September 2008 to July 2015, most recently as Director of Marketing, Small Business Group from April 2014 to July 2015. Ms. Peters started her career as a strategy consultant at Bain & Company, a global management consulting firm, from October 2002 to June 2005. Ms. Peters holds a Master of Public Administration from Harvard University, a Master of Business Administration in Marketing and Finance from the Kellogg School of Management at Northwestern University, and a Bachelor of Science in Industrial Engineering from Northwestern University.

There is no family relationship between Ms. Peters and any director or executive officer of the Company. The Company has not entered into any transactions with Ms. Peters that would require disclosure pursuant to Item 404(a) of Regulation S-K.

At this time, there have been no changes to Ms. Peters’ compensation arrangements with the Company in connection with her appointment as Chief Operating Officer. As part of its annual executive compensation review process, the Company will consider Ms. Peter’s compensation along with that of the rest of the Company’s executive team.

Item 8.01    Other Events.

In connection with the Company's initial public offering of Class A common stock (the “IPO”), each of the Company’s officers, directors and holders of substantially all of the Company’s common stock and securities convertible into or exchangeable for shares of common stock entered into a lock-up agreement with the underwriters for the IPO that, subject to certain exceptions, restricts their ability to sell or transfer their shares or otherwise engage in certain transactions related thereto. Such restrictions terminate on the earlier of (i) the opening of trading on the second trading day immediately following the Company’s release of earnings for the quarter ended September 30, 2021 and (ii) 180 days after the date of the prospectus for the IPO (the “Restricted Period”).

On November 10, 2021, the Company publicly announced its earnings for the quarter ended September 30, 2021, and, as a result, the Restricted Period is expected to end on November 12, 2021.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release issued by Marqeta, Inc., dated November 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQETA, INC.
Date: November 10, 2021	/s/ Philip (Tripp) Faix
Philip (Tripp) Faix
Chief Financial Officer